Exhibit 10.24

Amended and Restated

Information Technology Services Agreement

between

Pinnacle Airlines, Inc.

and

Northwest Airlines, Inc.

Dated as of              , 2003

AMENDED AND RESTATED

INFORMATION TECHNOLOGY SERVICES AGREEMENT

This Amended and Restated Information Technology Services Agreement (the “Agreement”) is made and entered into as of this     day of              , 2003 by and between PINNACLE AIRLINES, INC., a Georgia corporation (“Pinnacle Airlines” or “Pinnacle”), and NORTHWEST AIRLINES, INC., a Minnesota corporation (“Northwest”).

WHEREAS, Pinnacle Airlines and Northwest entered into an Airline Services Agreement, dated as of January 14, 2003, as amended by that certain Amendment No. 1 dated as of September 11, 2003 and by that certain Amendment No. 2 dated as of the date hereof (such Airline Services Agreement, as amended or modified from time to time, the “ASA”); WHEREAS, Pinnacle and Northwest entered into that certain Information Technology Services Agreement dated as of January 14, 2003 (the “Original Information Technology Services Agreement”), as amended by that certain Amendment No. 1 dated as of              , 2003, pursuant to which NW agreed to provide on the terms and conditions set forth therein certain information technology services and support to Pinnacle in connection with the performance by Pinnacle of its obligations under the ASA; and

WHEREAS, Pinnacle and Northwest desire to amend and restate the Original Information Technology Services Agreement in its entirety.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Northwest and Pinnacle Airlines do hereby agree as follows:

Article 1

Definitions and Business Relationship

Section 1.01  Definitions.

“Aircraft” shall have the meaning ascribed to such term in Section 1.01 of the ASA.

“Change and Problem Management Services” shall mean those services described in Appendix A.

“Decision Support Systems” shall mean the Adhoc Query Facility (“AQF”) and Marketing Analysis System (“MAS”) applications, and all upgrades and enhancements related thereto, developed by Northwest.

“Dial-In Access Services” shall mean the services provided by Northwest to Pinnacle Airlines to allow authorized employees of Pinnacle Airlines access to specific Northwest systems and applications, as more fully defined in Section 2.01(B) herein, required by Pinnacle Airlines to provide to Northwest the Regional Airline Services set forth in the ASA.

 “Field Support Services” shall mean the services described in Appendix B.

“Jeppesen Flight Planning System” shall mean the software program described in Appendix C.

 “Meteorology Applications” shall mean the software programs described in Appendix D.

“Performance Engineering Products” shall mean the software programs described in Appendix E.

“Pinnacle Change of Control” shall have the meaning ascribed to such term in Section 1.01 of the ASA.

“Production Support Services” shall mean the services described in Appendix F.

“Project Coordination Services” shall mean the services described in Appendix G.

“Operations Management System” shall mean a software program licensed from Selective System, Inc.

“Other Services” shall mean those services described in Appendix H.

“Schedules Mainframe Systems” shall mean the Current Schedules application, and all upgrades and enhancements thereto, developed by Northwest.

“Service Cities” shall have the meaning ascribed to such term in Section 1.01 of the ASA.

“Service Level Agreement” shall mean the Agreement set forth in Appendix I.

“SOC” shall mean a System Operations Control center.

“SOC Applications” shall mean the software programs described in Appendix J.

“SSI Operations Management System” or “OMS” shall mean the system described in Appendix K.

“Worldflight” shall mean the software programs described in Appendix L.

Section 1.02  Business Relationship

Pinnacle Airlines and Northwest are entering this Agreement to assist Pinnacle Airlines with the information technology requirements needed for Pinnacle Airline’s regional airline operations.  This Agreement sets forth terms and conditions pursuant to which Northwest will provide Pinnacle Airlines with the information technology products and services required for Pinnacle Airlines to perform the Regional Airline Services specified in the ASA.

Article 2

Products and Services

Section 2.01 Products and Services.

A.  Products.  During the term of this Agreement and as required for Pinnacle Airlines to perform the Regional Airline Services specified in the ASA, Northwest will provide Pinnacle, pursuant to the terms herein and the Service Levels set forth in Appendix I, with a license to use Northwest-owned information technology products (the “NWA-Owned Products”) and with Northwest-licensed information technology products (the “NWA-Licensed Products”) as set forth below:

(1)   Decision Support Systems.  Northwest will provide Pinnacle with access to Northwest’s Decision Support System.

(2)   Jeppesen Flight Planning System.  Northwest will make the Jeppesen Flight Planning System available to Pinnacle pursuant to the terms of this Agreement to perform flight planning functions for the Aircraft in Pinnacle’s fleet.  Northwest and Pinnacle will work together to identify changes required to the Jeppesen Flight Planning System for purposes of making the system ready for

Pinnacle Airlines acceptance testing and utilization.  Northwest will work with Pinnacle Airlines in defining requirements and testing of enhancements if desired.  Pinnacle and Northwest will use the ASD Dispatch User Interface (DUI) tool to access the Jeppesen Flight Planning System.  Such tool is a NWA-Owned Product and is an enhancement to the Jeppesen Flight Planning System.

(3)   Meteorology Applications.  Northwest will make its Meteorology Applications available to Pinnacle pursuant to the terms of this Agreement.

(4)   Performance Engineering Products.  Northwest will make its Performance Engineering Products and Services available to Pinnacle at no cost pursuant to the terms of this Agreement.

(5)   SSI Operations Management System.  Pursuant to the agreement established between Northwest and Scheduling Systems, Inc., Pinnacle Airlines will be granted read only access to the SSI Operations Management System product at no charge.  In the event Pinnacle desires to use the OMS tool as an update device back to Worldflight, Pinnacle will negotiate a separate license agreement for the OMS product with SSI.

(6)   Schedules Mainframe Systems.  Northwest will provide Pinnacle with access to the Schedules Mainframe Systems, including panels, skels and clist.

(7)   SOC Applications.  Northwest will make its SOC Applications available to Pinnacle pursuant to the terms of this Agreement.

(8)   Worldflight.  Northwest will make its Worldflight product available to Pinnacle pursuant to the terms of this Agreement, and Northwest will make Worldflight ready to accept and execute a regional airline operation for the purposes of dispatching a flight for Pinnacle; provided, however, that no functional enhancements will be made to Worldflight initially.  It is understood and agreed that Pinnacle will change policies and procedures internally to accommodate the functionality of Worldflight. Appropriate transactions will be given to Pinnacle to ensure compliance as a Part 121 (14 C.F.R. 121) operator.

B.  Services.  During the term of this Agreement and as required for Pinnacle Airlines to perform the Regional Airline Services specified in the ASA, Northwest will provide Pinnacle Airlines, pursuant to the terms herein and the Service Levels set forth in Appendix I, with the following services (the “Services”):

(1)   Change and Problem Management Services.  Subject to resource availability and project prioritization, Northwest will provide to Pinnacle Airlines at no cost Change and Problem Management Services as described in Appendix A attached hereto.

(2)   Dial-In Access Services.  Northwest will provide Pinnacle Airlines with Dial-In Access Services at no cost to allow Pinnacle Airlines’ employees to access the Northwest standard information technology systems that may be used in Pinnacle Airlines’ operations.  Such information technology systems will consist of those systems accessible by Pinnacle on or before March 1, 2002, including but not limited to PARS, Airport of Preference (AOP) and OfficeVision (OV).  Pinnacle Airlines acknowledges and agrees that Northwest may determine in its sole discretion to eliminate access to certain systems should it decide to modify the standard information technology systems used in Northwest’s operations.

(3)   Field Support Services.  Northwest will provide to Pinnacle Airlines the Field Support Services as described in Appendix B.

(4)   VHF Aeronautical Data Communications Service.  Northwest will provide Pinnacle Airlines with aeronautical air/ground VHF data link communications for the Aircraft at no cost at those locations at which Pinnacle Airlines will perform Regional Airline Services for Northwest.

(5)   Network Technology Services.  Subject to resource availability and project prioritization, Northwest will provide Pinnacle Airlines with network technology services at no cost, which will include troubleshooting, network planning, configuration, project management, implementation assistance, vendor management and subject matter consulting services in conjunction with connectivity to the Northwest network.  In accordance with Section 4.04 of the ASA, at all Pinnacle Service Cities Northwest will be responsible for the acquisition, installation and ongoing costs and support of any data circuits and data communications equipment connected to the Northwest network.  Pinnacle Airlines will remain responsible for the acquisition, installation and costs of any telephone service and local area network infrastructure.

(6)   Production Support Services.  Northwest will provide to Pinnacle Airlines at no cost Production Support Services as described in Appendix F attached hereto.

(7)   Project Coordination Services. Northwest will provide to Pinnacle Airlines the Project Coordination Services as described in Appendix G attached hereto.

(8)   Other Services.  In connection with the Regional Airline Services, during the term of this Agreement Northwest will provide Pinnacle Airlines with the other information technology services (not otherwise specified herein) which Northwest provided Pinnacle on or before March 1, 2002.  Such services may be more fully described from time-to-time in Appendix H attached hereto.

Section 2.02 License Grant

A.  NWA-Owned Product.

(1)   Upon execution of this Agreement, and unless otherwise stated in any Appendix attached hereto, Northwest grants to Pinnacle Airlines, at no cost, a non-exclusive, non-transferable, limited, royalty free license to use the NWA-Owned Products, and any available documentation thereto, in accordance with the terms and conditions of this Agreement.  The License granted is subject to the restrictions set forth in Section 2.02(A)(2) herein.

(2)   The license grant set forth in Section 2.02(A)(1) grants the right for (a) Pinnacle Airlines to use the NWA-Owned Products for the purpose of providing Regional Airline Services for Northwest under the terms of the ASA and (b) any service supplier of Pinnacle Airlines to use the NWA-Owned Products for the purpose of the provision of Regional Airline Services by Pinnacle Airlines for Northwest under the terms of the ASA, provided that such service supplier may not, in any way, use the NWA-Owned Products for its own benefit or the benefit of any other third parties without obtaining its own license for the NWA-Owned Products.

B.  NWA-Licensed Product.

(1)   Contractually Authorized Use.  In the event that Northwest’s license agreements with suppliers of the NWA-Licensed Products permit Pinnacle Airlines to use the NWA-Licensed Product, Pinnacle Airlines shall continue to receive the benefit of using such NWA-Licensed Product and any available documentation thereto as set forth in such license agreements and subject to the terms and conditions set forth therein.  At Pinnacle Airlines’ written request, Northwest shall use all reasonable efforts to provide Pinnacle Airlines with copies of such license agreements.

(2)   No Contractually Authorized Use.  In the event the terms of Northwest’s license agreements for any of the NWA-Licensed Products do not permit Pinnacle Airlines to use the NWA-Licensed Product if Pinnacle is no longer a subsidiary of NWA Inc., Northwest shall in such circumstances (a) obtain a license for Pinnacle Airlines to use the NWA-Licensed Product under Northwest’s existing terms and conditions with the supplier during the term of this Agreement, or (b) obtain on behalf of Pinnacle Airlines under a separate license agreement a non-exclusive, non-transferable, limited license to use the NWA-Licensed Product during the term of this Agreement.  Any and all license costs associated with the license of such NWA-Licensed Products by Pinnacle Airlines shall be borne by Northwest.

(3)   The license grant set forth in Sections 2.02(B)(1) and 2.02(B)(2) shall be subject to the terms and conditions set forth in the respective licensing agreements for such NWA-Licensed Products.  Under the terms of any license agreement, Pinnacle Airlines’ use of the NWA-Licensed Products shall be limited to the provision of Regional Airline Services to Northwest under the ASA.  Northwest shall use its reasonable best efforts to ensure that the terms and conditions contained in the license agreements are not any more restrictive than those negotiated by Northwest in its license agreements for the NWA-Licensed Products.

C.  Other Restrictions.  Pinnacle will protect the NWA-Owned Products and Northwest’s proprietary rights therein in accordance with Section 2.04.  Pinnacle will not (i) reverse engineer, decompile, or disassemble the NWA-Owned Products, (ii) assign, transfer, lease, rent, sublicense or export the NWA-Owned Products, except as otherwise expressly provided in this Agreement, or (iii) use the NWA-Owned Products for any purpose other than as expressly permitted by this Agreement.  Within ten (10) days after the termination of this Agreement, Pinnacle shall return all copies of any NWA-Owned Products and any documentation and related materials, hardcopy and electronic, to Northwest or, at Northwest’s request, destroy the same.

Section 2.03 Product Enhancements.

A.  Enhancements to NWA-Owned Product.  Northwest may develop enhancements to the NWA-Owned Products from time to time.  Northwest, in its sole reasonable discretion, may require Pinnacle Airlines to implement and install such enhancements in order to ensure system compatibility. In the event any NWA-Owned Product enhancements selected for use by Pinnacle Airlines require additional hardware, communication upgrades or licenses, any related costs are the responsibility of Pinnacle Airlines.

Enhancements or modifications to the NWA-Owned Products that are necessary for both Northwest and Pinnacle Airlines to comply with governmental regulations, airworthiness directives, service bulletins or manufacturers requirements or changes will be made available to Pinnacle Airlines at no charge.

Pinnacle may request Northwest to provide enhancements to the NWA-Owned Products.  Northwest will evaluate any such requests to determine the cost of developing the enhancements and to ensure compatibility with Northwest’s other system requirements and software programs.  If such NWA-Owned Product enhancement is for the sole benefit of Pinnacle, and provided that such enhancement is compatible with Northwest’s other system requirements and software programs, Northwest will provide Pinnacle Airlines with estimates of the costs and benefits of developing and utilizing the enhancement.  If Pinnacle Airlines then elects to proceed with development of the enhancement, the parties will negotiate in good faith regarding the terms on which Northwest will develop such enhancement and provide it to Pinnacle Airlines.

B.  Enhancements to NWA-Licensed Product.  Suppliers of the NWA-Licensed Product may develop enhancements to the NWA-Licensed Products from time to time.  Northwest, in its sole reasonable discretion, may require Pinnacle Airlines to implement and install such enhancements in order to ensure system compatibility. If Northwest requires Pinnacle Airlines to implement such enhancement, the enhanced NWA-Licensed Products will be made available to Pinnacle Airlines at no charge.  In the event any NWA-Licensed Product enhancements require additional hardware, communication upgrades or licenses, any related costs are the responsibility of Pinnacle Airlines.

Northwest shall bear the costs related to the use and/or license of any enhancements or modifications to the NWA-Licensed Products that are necessary for both Northwest and Pinnacle Airlines to comply with governmental regulations, airworthiness directives, service bulletins or manufacturers requirements or changes.

To maintain the compatibility of Northwest’s and Pinnacle Airlines’ systems and software programs, Pinnacle Airlines shall not request the suppliers of the NWA-Licensed Products to provide enhancements to the NWA-Licensed Products.

C.  Modifications to or Replacement of NWA-Owned and NWA-Licensed Products.  The Parties acknowledge and agree that Northwest may, in its sole discretion, elect to modify and/or replace any NWA-Owned and/or NWA-Licensed Products.  Should Northwest elect to modify and/or replace any NWA-Owned and/or NWA-Licensed Products that are required for Pinnacle Airlines’ performance of the Regional Airline Services, Northwest shall modify and/or replace such NWA-Owned and/or NWA-Licensed Products on behalf of Pinnacle Airlines.  In the event of such a modification or replacement of such products, Pinnacle Airlines shall remain responsible for any costs set forth in this Agreement for which it is contractually responsible (i.e., infrastructure costs related to Field Support Services).  Northwest shall be responsible for any additional costs related to such modification or replacement.

Section 2.04  Manuals and Operations Information.

A.  Manuals.  During the term of this Agreement, Pinnacle Airlines will provide Northwest with the following manuals, and all revisions thereto, provided that Pinnacle is operating the applicable Aircraft for Northwest under the ASA: (1) Canadian Regional Jet (“CRJ”) Aircraft Flight Manual, (2) CRJ and Saab340 Manufacturers Weight and Balance Control Manuals, (3) Pinnacle Airlines customized Jeppesen manuals, (4) CRJ Dispatch Deviation Guide and Saab340 Master Equipment List Manual, (5) Saab340 Aircraft Operating Manual (AOM), (6) CRJ Flight Planning and Cruise Control Manual, (7) Pinnacle Airlines Flight Operations Manual including Operation Specifications, and (8) Pinnacle Weight and Balance Manual including Operation Specifications defining aircraft weighing program and passenger/bag weights.

B.  Operations Information.  Upon request, Pinnacle Airlines will provide Northwest with the following information regarding its operations:

(1)   Aircraft manufacturer’s performance data required for the Jeppessen Flight Planning System as defined in Appendix C.

(2)   Daily field condition reports to support the airport surveillance services.

(3)   Aircraft weighing reports in order to maintain aircraft weights in Worldflight.

Section 2.05 Ownership of NWA-Owned Product.

Title and full ownership of the NWA-Owned Products, and any upgrades and enhancements thereto, whether patentable or otherwise, shall vest in Northwest.  Pinnacle shall not assert or establish a claim for any statutory or common law patent or copyright or any other possessory or proprietary right in the NWA-Owned Products.

Pinnacle shall fully cooperate with Northwest enforcing any patents, copyrights, or other possessory or proprietary rights, provided that in the event any assistance by Pinnacle is requested and rendered pursuant to this Section 2.04, Northwest shall reimburse Pinnacle for out-of-pocket expenses incurred by Pinnacle in rendering such assistance.

Section 2.06 Product Warranties

A.            NWA-Owned Products.  EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, THERE ARE NO WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE WITH RESPECT TO THE NWA-OWNED PRODUCTS. NORTHWEST DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, AND FITNESS

FOR A PARTICULAR PURPOSE, FOR ALL NWA-OWNED PRODUCTS.  NORTHWEST’S WARRANTIES EXTEND SOLELY TO PINNACLE AIRLINES.

B.            NWA-Licensed Products.  ANY AND ALL WARRANTIES RELATED TO THE NWA-LICENSED PRODUCTS SHALL BE AS SET FORTH IN THE APPLICABLE LICENSE AGREEMENT WITH THE LICENSORS OF SUCH PRODUCTS.  NORTHWEST HEREBY REPRESENTS AND WARRANTS TO PINNACLE AIRLINES THAT ANY WARRANTY ASSOCIATED WITH THE NWA-LICENSED PRODUCTS SHALL BE AVAILABLE TO PINNACLE AIRLINES TO THE EXTENT PERMITTED BY LAW AND THE TERMS OF THE AGREEMENT WITH THE RESPECTIVE LICENSORS.

C.            EXCEPT FOR THE WARRANTIES SPECIFICALLY PROVIDED FOR IN THIS AGREEMENT, OR WITH RESPECT TO THE NWA-LICENSED PRODUCTS IN THE AGREEMENTS WITH THE LICENSORS, THERE ARE NO OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, CONDITIONS OR WARRANTIES AS TO DESCRIPTION, QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WHICH ARE APPLICABLE TO THE SERVICES PERFORMED BY NORTHWEST FOR PINNACLE, THE NWA-OWNED PRODUCTS OR THE NWA-LICENSED PRODUCTS.

Section 2.07 Limitation of Liability

A.            EXCEPT AS OTHERWISE STATED ELSEWHERE IN THIS AGREEMENT, NORTHWEST’S SOLE LIABILITY TO PINNACLE AIRLINES FOR A BREACH OF THIS AGREEMENT SHALL BE TO REPLACE OR REPAIR THE PRODUCTS TO WHICH THE BREACH RELATES, A DECISION TO BE MADE IN NORTHWEST’S SOLE REASONABLE DISCRETION, OR RE-PERFORM THE SERVICES AT ISSUE.  THE FOREGOING SHALL CONSTITUTE NORTHWEST’S SOLE AND EXCLUSIVE OBLIGATIONS, AND PINNACLE AIRLINES’ SOLE AND EXCLUSIVE REMEDIES, FOR ANY BREACH OF THIS AGREEMENT.

B.            IN NO EVENT WILL NORTHWEST BE LIABLE FOR (A) ANY INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF USE, LOSS OF DATA, REVENUES, PROFITS OR SAVINGS, EVEN IF NORTHWEST KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGES, OR (B) CLAIMS, DEMANDS OR ACTIONS AGAINST PINNACLE AIRLINES BY ANY PERSON.

Article 3

Term and Termination

Section 3.01  Term.

Th Original Information Technology Services Agreement became effective as of January 1, 2003 (the “Effective Date”) and is superceded by this Agreement as of the date of this Agreement. This Agreement shall continue in effect until December 31, 2017 and thereafter for so long as the ASA remains in effect, subject to earlier termination in accordance with this Article 3.

Section 3.02  Termination by Either Party upon an Event of Default.

A.  In the event of a breach of a nonmonetary provision of this Agreement by either party remaining uncured for more than thirty (30) days after receipt of written notification of such default by the nondefaulting party, or in the case of a breach requiring more than thirty (30) days notice to cure, the defaulting party does not begin and pursue with due diligence a method of cure within thirty (30) days after receipt of written notification specifying in reasonable detail the nature of such default from the nondefaulting party, then the nondefaulting party may terminate this Agreement at its sole option.

B.  In the event of a breach of a monetary provision of this Agreement by either party and such default remaining uncured for more than thirty (30) days after receipt of written notification specifying in reasonable detail the nature of such default from the nondefaulting party, then the nondefaulting party may terminate this Agreement at its sole option.

Section 3.03 Termination by Northwest.

Notwithstanding the provisions of Section 3.01 or 4.11, Northwest shall have the right to terminate this Agreement, without liability to Pinnacle, immediately and at its sole option if:

A.  a Pinnacle Change of Control shall occur; or

B.  the ASA is terminated.

Article 4

Miscellaneous

Section 4.01 Limitation on Performance.

The obligation of either Northwest or Pinnacle Airlines to perform under the terms of this Agreement shall be limited or modified by, and neither carrier shall be deemed to be in default hereunder as a result of any of the following causes:

A.  Acts of God or the public enemy, civil war, terrorism, insurrections or riots; fires, floods, explosions, embargoes, earthquakes or serious accidents, epidemics, or quarantine restrictions; any act of government, governmental priorities, allocations, orders or Governmental Regulations affecting materials or facilities, inability after due and timely diligence to procure materials, accessories, equipment or parts; or due to any other cause to the extent it is beyond that carrier’s practical control or not occasioned by that carrier’s fault or negligence.

B.  Cessation, slow-down or interruption of work, or any other labor disturbance involving Northwest.

Section 4.02 Mutual Cooperation.

Northwest and Pinnacle Airlines shall use their reasonable best efforts to cooperate with each other in performing their respective obligations under this Agreement.

Section 4.03  Representations and Warranties.

Except as expressly set forth herein, neither Northwest nor Pinnacle Airlines shall make any representations or warranties, expressed or implied, under or in connection with this Agreement.

Section 4.04  Assignment.

This Agreement may not be assigned by any party without the prior written consent of the other parties.

Section 4.05  Governing Law.

This Agreement shall be governed in accordance with the laws of the State of Minnesota, other than the choice of law provisions thereof.

Section 4.06  Notices.  All notices given hereunder shall be given in writing and shall be delivered in person or deposited in the United States mail, certified or registered mail, return receipt requested, with adequate postage prepaid, or given by express courier, telex, facsimile, or other expedient written means, addressed as follows:

If to Northwest:	Northwest Airlines, Inc. Department A6100 2700 Lone Oak Parkway Eagan, Minnesota 55121 Attn: Vice President - Market Planning Facsimile No: (612) 727-7113

With copies to:	Northwest Airlines, Inc. Department A1180 2700 Lone Oak Parkway Eagan, Minnesota 55121 Attn: General Counsel Facsimile No: (612) 726-7123

Northwest Airlines, Inc. Department A6030 2700 Lone Oak Parkway Eagan, MN 55121 Attn: Director of Airlink Planning Facsimile No: (612) 727-7110

Northwest Airlines, Inc. Department J3500 1500 Towerview Road Eagan, MN 55121-1346 Attn: Vice President - IS Facsimile No: (612) 726-7072

If to Pinnacle Airlines:	Pinnacle Airlines, Inc. 1689 Nonconnah Parkway Suite 111 Memphis, Tennessee 38132 Attn: Vice President and Chief Financial Officer Facsimile No: (901) 348-4103

or to such other address as the respective parties hereto shall designate by notice in writing to the other party.  Notices shall be deemed received and given on the date of delivery or the date of refusal of delivery as shown by the return receipt.

Section 4.07  Parties.

Except as provided to the contrary herein, this Agreement, and the rights and obligations created hereunder, shall be binding upon and inure to the benefit of the respective parties hereto and their respective successors and permitted assigns.

Section 4.08  Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one agreement.

Section 4.09  Severability.

If any term of this Agreement shall be judicially determined to be illegal, invalid or unenforceable at law or in equity, it shall be deemed to be void and of no force and effect to the extent necessary to bring such term within the provisions of any such applicable law or laws, and such terms as so modified and the balance of the terms of this Agreement shall remain enforceable.

Section 4.10  Captions, Section Headings and Table of Contents.

Captions, Section Headings and the Table of Contents used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

Section 4.11  Availability of Equitable Remedies; Procedures.

A.  In the event of a breach by either party of any provision of this Agreement, the nonbreaching party may give notice thereof to the breaching party, which notice shall specify in reasonable detail the nature of the breach and shall demand that the breaching party either cure the breach or refrain from conduct constituting the breach (herein the “conduct”), as may be applicable.  If (i) the breaching party has not cured the breach or refrained from the conduct, as may be applicable, within ten (10) days following receipt of the notice from the nonbreaching party, or (ii) the breaching party does not begin within ten (10) days following receipt of the notice to pursue with reasonable diligence a method of cure or begin to take steps toward ceasing the conduct where the breach or conduct is such that it requires more than ten (10) days to cure or to cease, as may be applicable, then the nonbreaching party may seek to compel performance by the breaching party in accordance with the provisions of paragraph (b) below.  If, upon receiving a notice contemplated by this paragraph (a), a breaching party believes that a breach has not occurred or that the conduct specified in the notice does not constitute a breach of the provisions of this Agreement, but the breaching party nonetheless cures the alleged breach or refrains from the conduct within ten (10) days following receipt of such notice, such party may thereafter proceed in accordance with the provisions of paragraph (b) below to seek a determination of whether a breach occurred or whether the specified conduct constituted a breach of the provisions of this Agreement.

B.  Because a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, following notification in accordance with the provisions of paragraph (a) above, to an injunction restraining such breach or threatened breach and to specific performance of any provision of this Agreement and, in either case, no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such injunction and to the ordering of specific performance.  Further, in the event any party refrains from the conduct of any activity alleged in a notice received pursuant to paragraph (a) above to constitute a breach of the provisions of this Agreement, such party may thereafter proceed promptly to bring an action in the District Court, County of Hennepin, State of Minnesota, for an expedited judicial determination as to whether the conduct specified constitutes a breach of the provisions of this Agreement and, upon a determination that the conduct does not constitute a breach, such party may promptly thereafter recommence such conduct.

Section 4.12 Appendices.

The Appendices attached hereto are intended to be an integral part of this Agreement and are incorporated into the Agreement by reference for all purposes.  In the event of any inconsistency between the Appendices to this Agreement and the main body of the Agreement, the terms, conditions and provisions of the main body of the Agreement shall prevail.

Section 4.13  Integration and Entire Agreement.

This Agreement (including the Appendices) and the ancillary documents entered into in connection therewith are intended by the parties as a complete statement of the entire agreement and understanding of the parties with respect to the subject matter hereof and all matters between the parties related to the subject matter herein and therein set forth.  This Agreement may only be amended or modified by a written agreement between Pinnacle Airlines, on the one hand, and Northwest, on the other, which specifically references this Agreement and expressly provides for such amendment.

Section 4.14  Relationship of Parties.

Nothing in this Agreement shall be interpreted or construed as establishing between the parties a partnership, joint venture or other similar arrangement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

PINNACLE AIRLINES, INC.		NORTHWEST AIRLINES, INC.

By:		By:
	Name:		Name:

	Title:		Title:

Appendix A

Change and Problem Management Services

Subject to resource availability and project prioritization, Northwest will provide to Pinnacle Airlines those Change and Problem Management Services that Northwest provided to Pinnacle Airlines on or before March 1, 2002.

Pricing:

Northwest will provide the Change and Problem Management Services to Pinnacle Airlines during the term of this Agreement at no cost.

Appendix B

Field Support Services

Subject to resource availability and project prioritization, Northwest shall provide Field Support Services to Pinnacle Airlines via NWA Help Desk procedures (i.e., trouble reports).  Such Field Support Services shall include break/fix support on the Hardware.  These Field Support Services will be provided by Northwest to Pinnacle Airlines on a 24x7 basis.  For purposes of the performance of these Field Support Services, “Hardware” shall mean all personal computers, printers, terminals and scanners installed on Northwest’s network.

Pricing:

Northwest will provide the Field Support Services to Pinnacle Airlines during the term of this Agreement at no cost.

Appendix C

NWA / Jeppesen Flight Planning

NWA / Jeppesen will provide Pinnacle Airlines the following flight planning services:

Subject to Section 2.01(A)(2) of this Agreement and to the extent applicable to the Regional Airline Services provided to Northwest by Pinnacle Airlines, Pinnacle will receive the flight planning services specified in the License Agreement between Northwest and Jeppesen Sanderson, Inc., dated July 17, 1997, as amended from time to time (the “Jeppesen Agreement”).

Pricing:

Pinnacle shall pay Northwest for flight plan maintenance services provided by Jeppesen a monthly amount determined as follows:

The monthly fee Jeppesen charges Northwest for flight plan maintenance services will be divided by the total number of Northwest aircraft and Pinnacle aircraft loaded into the Jeppesen flight plan data base for the relevant month to determine the price per aircraft.  The price per aircraft will then be multiplied by the total number of Pinnacle aircraft loaded into the database to determine the monthly charge to Pinnacle.

Example:

Monthly Jeppesen fee = $18,325.11

Total number of Northwest aircraft = 360

Total number of Pinnacle aircraft = 54

Total aircraft loaded into data base = 414

Price per aircraft = $18,325.11/414 = $44.26

Monthly charge to Pinnacle = $44.26 * 54 = $2,390.04

To the extent Pinnacle receives other flight planning services specified in the Jeppesen Agreement, no additional amounts will be due hereunder.

Application/Product Specific SLA:

(See Appendix C1A and the Jeppesen Agreement)

Appendix C1A

Jeppesen Flight Planning Products / Services

Service Measure

Pinnacle Airlines access to the following Flight Planning Products:  Jeppesen Flight Planning System.

Agreed Upon Standard

99.7% Delivered, 365 days a year. Not to exceed 3 hrs/month or two outages per month.

Qualifiers

•      If Pinnacle SOC loses any of the functionality listed in the Service Measure Section, Pinnacle is responsible for contacting the Pinnacle Airlines SOC Local Help Desk or Technical Representative at (901) 348-4280 to evaluate and determine the cause of the problem.  If unable to resolve the reported problem, the Pinnacle SOC Help Desk Representative will report the problem, with detailed information, to the Jeppesen 24 X 7 help desk at 1 (800) 375-4973.

Service Outages

Unscheduled outages

99.7% delivered, 365 days a year.  Not to exceed 3 hrs/month or two outages per month.

The Pinnacle Airlines SOC Help Desk Representative would contact Jeppesen as soon as possible after discovering the Jeppesen application outage.  The Jeppesen representative would investigate the problem and respond to Pinnacle Airlines as soon as possible with detailed information including an estimated time of service restoration.

If a Jeppesen representative discovers the problem, the discoverer of the problem will notify the Pinnacle SOC Help Desk Representative by phone at (901) 348-4280 as soon as possible after discovering problem.

Planned outages

Jeppesen will notify Pinnacle Airlines SOC and NWA SOC Representatives of duration and will attempt to schedule per customer preferred times.

Notification will be sent via E-mail to kcollins@nwairlink.com, dwhite@nwairlink.com, jyoung@nwairlink.com and jpresnell@nwairlink.com.

Appendix D

NWA Meteorology Products and Services

Introduction:

NWA Meteorology Dept. will provide Pinnacle Airlines the following services:

Turbulance Plots (TP) Messages as is - no enhancements to our current product for Pinnacle Operations, TP System Training for Dispatch, TP System Training for Pilots, Terminal Forecasts for the stations which Pinnacle and NWA agree upon, issued 3 times per day, En Route Icing Forecasts (2 times per day).

Pricing:

Pinnacle shall pay Northwest $200.00 per month (the “initial rate”) for meteorology products and services provided hereunder. The initial rate shall be effective from the Effective Date until December 31, 2003.  Effective on January 1, 2004 and on January 1 of each succeeding year, the rate for meteorology products and services provided hereunder shall be increased by an amount equal to the percent increase, if any, in the Producer Price Index for finished goods published by the United States Department of Labor, Bureau of Labor Statistics, which increase incurred during the immediately preceding calendar year, but in no event in excess of five percent (5%) and in no event less than zero.

Application/Product Specific SLA:

Service Measure

Pinnacle Airlines access to the following Meteorology Applications:

Turbulance Plots (TP) Messages as is - no enhancements to our current product for Pinnacle Operations, TP System Training for Dispatch, TP System Training for Pilots, Terminal Forecasts for mutually agreed stations, issued 3 times per day, En Route Icing Forecasts (2 times per day).

Agreed Upon Standard

99.7% Delivered, 365 days a year. Not to exceed 3 hrs/month or two outages per month.

Qualifiers

If Pinnacle SOC loses any of the functionality listed in the Service Measure Section, Pinnacle is responsible for contacting the Pinnacle Airlines SOC Local Help Desk or Technical Representative at (901) 348-4280 to evaluate and determine the cause of the problem.  If unable to resolve the reported problem, the Pinnacle SOC Help Desk Representative will report the problem, with detailed information, to the NWA Meteorology Representative at (612) 727-8605, the Affiliated Airlines Desk. The Meteorology employee on duty will work with the Pinnacle Help Desk to resolve the problem.

Service Outages

Unscheduled outages

99.7% delivered, 365 days a year.  Not to exceed 3 hrs/month or two outages per month.

The Pinnacle Airlines SOC Help Desk Representative would contact the NWA Meteorology Representative as soon as possible after discovering an application outage.  The NWA Meteorology Representative would investigate the problem and respond to Pinnacle Airlines as soon as possible with detailed information including an estimated time of service restoration.

If the NWA Meteorologist discovers the problem, the discoverer of the problem will notify the Pinnacle SOC Help Desk Representative by phone at (901) 348-4280 as soon as possible after discovering problem.

Planned outages

NWA SOC (NWA Meteorology or NWA SOC Lan Administrator ) will notify Pinnacle Airlines SOC Representative of duration and will attempt to schedule per customer preferred times.  Notification will be sent via E-mail to kcollins@nwairlink.com, dwhite@nwairlink.com, jyoung@nwairlink.com and jpresnell@nwairlink.com.

Appendix E

NWA Performance Engineering (PE) Products and Services

Introduction:

NWA will provide Pinnacle Airlines the engineering support to develop and maintain the databases in the proposed automation system and to support the daily operations of Aircraft which provide Regional Airline Services to Northwest under the ASA.  This will include the following:

(1)     Flight planning support – For the Aircraft operated by Pinnacle, PE will be responsible to load and maintain the CRJ and Saab 340 required data into the Jeppesen flight planning system. This will include aircraft data, such as certificated weights, and performance data for climb, cruise, descent, holding, driftdown, and reserve fuel calculations.

(2)     Aircraft Performance Monitoring (APM) - PE will monitor the CRJ actual fuel mileage performance with the APM Program and adjust performance data in the flight planning system to reflect current aircraft performance levels.

(3)     MGL Support – PE will provide takeoff and landing performance calculations for Pinnacle Airlines regular and alternate airports. PE will be responsible for loading the manufacturer takeoff and landing programs and then modifying them to meet Pinnacle Airlines’ requirements. Further, performance data will be provided to Pinnacle via the Worldflight MGL system and a master weight manual in Pinnacle Airlines Dispatch office. Performance information will also be provided to calculate reduced thrust takeoffs.

(4)     Airport surveillance – This service consists of airport data monitoring designed to alert customers to any changes in airport characteristics, affecting the results of data in the MGL system. This service will include, to the extent made available to Northwest, surveillance of any temporary changes (such as airport construction or temporary obstacles) at an airport and the monitoring of all permanent changes to airport characteristics. Daily monitoring of airport changes will be made by PE during weekday business hours. Temporary changes during non-business hours, weekends, or holidays will be handled as noted in section 7. Temporary airport conditions as mentioned above, will invalidate currently published MGL data.

(5)     Weight and balance support – PE will be responsible for loading and maintaining the weight and balance data in the Worldflight program. Further, as aircraft weights are updated, PE will update the weight and balance programs. Also, PE will be responsible for any weight and balance changes due to regulatory and aircraft configuration changes.

(6)     Operational support – PE will provide and maintain general performance data for cockpit usage, training, and MEL impacts to performance. Further, PE will provide performance support for any abnormal operation or charter operation.

(7)     Service hours –PE can be contacted via a pager at 612-640-9043. If contacted during off hours (1600-0730, weekends, holidays), PE requires two (2) hours from time of contact until data can be provided; longer time may be required in inclement weather.

Application/Product Specific SLA and Data Requirements:

(See Appendix E1A and E1B)

Appendix E1A

Northwest Performance Engineering Products / Services

Service Measure

Pinnacle Airlines access to the following Performance Engineering Products and/or Services:

Flight Planning Support

Aircraft Performance Monitoring

MGL Support

Airport Surveillance

Weight and Balance Support

Operational Support

Agreed Upon Standard

99.7% Delivered, 365 days a year. Not to exceed 3 hrs/month or two outages per month.

Qualifiers

If Pinnacle SOC loses any of the functionality listed in the Service Measure Section, Pinnacle is responsible for contacting the Pinnacle Airlines SOC Local Help Desk or Technical Representative at (901) 348-4280 to evaluate and determine the cause of the problem.  If unable to resolve the reported problem, the Pinnacle SOC Help Desk Representative will report the problem, with detailed information, to the NWA Performance Engineering Representative on duty at (612) 640-9043.   The NWA P/E representative will work with the Pinnacle Help Desk to resolve the problem.

Service Outages

Unscheduled outages

99.7% delivered, 365 days a year.  Not to exceed 3 hrs/month or two outages per month.

The Pinnacle Airlines SOC Help Desk Representative would contact the NWA Worldflight Help Desk at 1 800 243-5769 as soon as possible after discovering an application outage.  The Help Desk Representative would investigate the problem and respond to Pinnacle Airlines as soon as possible with detailed information including an estimated time of service restoration or what action items are being taken to resolve the problem.

Planned outages

A NWA Worldflight Help Desk Representative will notify Pinnacle Airlines SOC Representative of duration and will attempt to schedule per customer preferred times. Notification will be sent via E-mail to kcollins@nwairlink.com, dwhite@nwairlink.com, jyoung@nwairlink.com and jpresnell@nwairlink.com.

Appendix E1B

NWA Performance Engineering Data Requirements

Pinnacle Airlines

Flight Planning

-Climb (Saab)

Data	Description (see legend)	Available In Aircraft Manuals
Engine Out	T,D,F,GW,ISA,H	NO

-Climb (CRJ)

Data	Description (see legend)	Available In Aircraft Manuals
Engine Out	T,D,F,GW,ISA,H	NO
Gear Down	T,D,F,GW,ISA,H	YES(FPCCM)
Long Range(250/M70)	T,D,F,GW,ISA,H	YES(FPCCM)
Normal(290/M74)	T,D,F,GW,ISA,H	YES(FPCCM)
High Speed(320/M77)	T,D,F,GW,ISA,H	YES(FPCCM)

-Cruise (CRJ)

Data	Description (see legend)	Available In Aircraft Manuals
Gear Down(250kts)	GW,FF,TAS,H,ISA	YES(FPCCM)
275 KIAS	GW,FF,TAS,H,ISA	YES(FPCCM)
300 KIAS	GW,FF,TAS,H,ISA	YES(FPCCM)
M70	GW,FF,TAS,H,ISA	YES(FPCCM)
M71	GW,FF,TAS,H,ISA	NO
M72	GW,FF,TAS,H,ISA	NO
M73	GW,FF,TAS,H,ISA	NO
Normal (M74)	GW,FF,TAS,H,ISA	YES(FPCCM)
M75	GW,FF,TAS,H,ISA	NO
M76	GW,FF,TAS,H,ISA	NO
Normal (M77)	GW,FF,TAS,H,ISA	YES(FPCCM)
M78	GW,FF,TAS,H,ISA	NO
M79	GW,FF,TAS,H,ISA	NO
M80	GW,FF,TAS,H,ISA	YES(FPCCM)
LRC	GW,FF,TAS,H,ISA	YES(FPCCM)
Engine Out	GW,FF,TAS,H,ISA	YES(FPCCM)

-Descent (Saab)

Data	Description (see legend)	Available In Aircraft Manuals
230KIAS(preferred)	T,D,F,GW,ISA,H	NO

-Descent (CRJ)

Data	Description (see legend)	Available In Aircraft Manuals
Long Range(250/M70)	T,D,F,GW,ISA,H	YES(FPCCM)
Normal(290/250/M74)	T,D,F,GW,ISA,H	YES(FPCCM)
High Speed(320/250/M77)	T,D,F,GW,ISA,H	YES(FPCCM)
Gear Down(250)	T,D,F,GW,ISA,H	YES(FPCCM)

-Holding (Saab)

Data	Description (see legend)	Available In Aircraft Manuals
Engine Out	ISA,GW,FF,H	NO
Gear Down	ISA,GW,FF,H	NO

-Holding (CRJ)

Data	Description (see legend)	Available In Aircraft Manuals
Engine Out	ISA,GW,FF,H	YES(FPCCM)
Gear Down	ISA,GW,FF,H	YES(FPCCM)
All Engine(225kts)	ISA,GW,FF,H	YES(FPCCM)

-Altitude Capability (Saab)

Data	Description (see legend)	Available In Aircraft Manuals
Normal(300fpm)	GW,ISA,H	NO
Normal(1.3g)	GW,ISA,H	NO
High Speed(Max Cruise)MCT	GW,ISA,H	NO
High Speed(Max Cruise)300fpm	GW,ISA,H	NO
High Speed(Max Cruise)1.3g	GW,ISA,H	NO
Gear Down(200kts)MCT	GW,ISA,H	NO
Gear Down(200kts)300fpm	GW,ISA,H	NO
Gear Down(200kts)1.3g	GW,ISA,H	NO
Rudder Delim.(180kts)MCT	GW,ISA,H	NO
Rudder Delim.(180kts)300fpm	GW,ISA,H	NO
Rudder Delim.(180kts)1.3g	GW,ISA,H	NO

-Altitude Capability (CRJ)

Data	Description (see legend)	Available In Aircraft Manuals
All Engine(M70)MCT	GW,ISA,H	NO
All Engine(M70)300fpm	GW,ISA,H	YES(FPCCM)
All Engine(M70)1.3g	GW,ISA,H	NO
All Engine(M71)MCT	GW,ISA,H	NO
All Engine(M71)300fpm	GW,ISA,H	NO
All Engine(M71)1.3g	GW,ISA,H	NO
All Engine(M72)MCT	GW,ISA,H	NO
All Engine(M72)300fpm	GW,ISA,H	NO
All Engine(M72)1.3g	GW,ISA,H	NO
All Engine(M73)MCT	GW,ISA,H	NO
All Engine(M73)300fpm	GW,ISA,H	NO
All Engine(M73)1.3g	GW,ISA,H	NO
All Engine(M74)MCT	GW,ISA,H	YES(FPCCM)
All Engine(M74)300fpm	GW,ISA,H	YES(FPCCM)
All Engine(M74)1.3g	GW,ISA,H	NO
All Engine(M75)MCT	GW,ISA,H	NO
All Engine(M75)300fpm	GW,ISA,H	NO
All Engine(M75)1.3g	GW,ISA,H	NO
All Engine(M76)MCT	GW,ISA,H	NO
All Engine(M76)300fpm	GW,ISA,H	NO
All Engine(M76)1.3g	GW,ISA,H	NO
All Engine(M77)MCT	GW,ISA,H	YES(FPCCM)
All Engine(M77)300fpm	GW,ISA,H	YES(FPCCM)
All Engine(M77)1.3g	GW,ISA,H	NO
All Engine(M78)MCT	GW,ISA,H	NO
All Engine(M78)300fpm	GW,ISA,H	NO
All Engine(M78)1.3g	GW,ISA,H	NO
All Engine(M79)MCT	GW,ISA,H	NO
All Engine(M79)300fpm	GW,ISA,H	NO
All Engine(M79)1.3g	GW,ISA,H	NO
All Engine(M80)MCT	GW,ISA,H	YES(FPCCM)
All Engine(M80)300fpm	GW,ISA,H	NO
All Engine(M80)1.3g	GW,ISA,H	NO
All Engine(LRC)MCT	GW,ISA,H	YES(FPCCM)
All Engine(LRC)300fpm	GW,ISA,H	NO
All Engine(LRC)1.3g	GW,ISA,H	NO
Gear Down(MCT)	GW,ISA,H	YES(FPCCM)
Gear Down(300fpm)	GW,ISA,H	NO
Gear Down(1.3g)	GW,ISA,H	NO

-Drift Down / Terran Clearance (Saab)

Data	Description (see legend)	Available In Aircraft Manuals
Drift Down	GW,ISA,H,D,T,A/I	NO

-Drift Down / Terran Clearance (CRJ)

Data	Description (see legend)	Available In Aircraft Manuals
Drift Down	GW,ISA,H,D,T,A/I	YES(FPCCM)

Legend:

A/I – Anti Ice On and OFF

AOM – Aircraft Operations Manual

D – Distance (NM)

F – Fuel (lbs)

FF – Fuel Flow (lbs/hr)

FPCCM – Flight Planning and Cruise Control Manual

GW – Gross Weight (lbs)

H – Altitude (feet)

HS – High Speed Climb Performance

ISA – Temperature and/or Deviation(-20oC to +25oC) from ISA

KIAS – Knots Indicated Air Speed

LS – Low Speed Climb Performance

M – Mach Number (M70 = Mach 0.70)

MCT – Max Cruise Thrust

MS – Mid Speed Climb Performance

T – Time (Minutes)

TAS – True Air Speed (knots)

Appendix F

Production Support Services

Subject to resource availability and project prioritization, Northwest will provide to Pinnacle the following Production Support Services:

Northwest will provide primary network coverage to Pinnacle Airlines as follows –

•      Respond to support requests related to data circuits and data communications problems

•      Continue to monitor Pinnacle Airlines’ data circuits by Emcom and Tivoli, or any other monitoring product used by Northwest from time to time

•      Interface with the service provider on any Pinnacle Airlines ACARS problems

•      Northwest will not provide any telephone service or local area network services to Pinnacle Airlines

Northwest will provide help desk support to Pinnacle as follows —

•      Northwest will continue to support all software applications and hardware devices, including but not limited to SOC, MEM AOP, back office equipment, application support, etc., supported by Northwest for Pinnacle Airlines on or before March 1, 2002

•      Such support will be performed pursuant to Northwest then-current processes and procedures

Pricing:

Northwest will provide the Production Support Services to Pinnacle during the term of this Agreement at no cost.

Appendix G

Project Coordination Services

Subject to resource availability and project prioritization, Northwest will provide to Pinnacle Project Coordination Services.

Project Coordination Services shall include the following:

1.     Coordination or all add/move change projects (5 devices or less that requires no cabling or facility modifications).

•      Pinnacle Airlines will submit an e-mail request to INSTALL.

2.     Coordination of all station openings, relocations, modifications and station closings (6 or more devices or any cabling or facility modifications) related to standard hardware/software projects. Below are high level roles and responsibilities for Northwest and Pinnacle Airlines:  NOTE:  Northwest IS policy is not to relocate Westinghouse devices, Northwest Airlines requires Pinnacle to replace all Westinghouse devices with PCs.

•      Pinnacle will be responsible for submitting e-mail to INSTALL for site survey project and estimate for work.

•      Northwest IS (Project Coordination) will provide Pinnacle the IS cost estimate for the Northwest standard hardware/software peripherals to be acquired by Pinnacle Airlines.

•      Pinnacle Airlines is responsible for acquiring financial approval (PR) via the Northwest Airlines Marketing department.

•      Northwest Airlines Marketing department will forward approval (PR2) to Northwest IS (Project Coordination) for processing.

•      Northwest IS (Project Coordination) will obtain the Northwest standard hardware/software for installation on Pinnacle Airlines’ behalf and will coordinate the installation of such hardware/software.

•      Pinnacle Airlines is responsible for coordinating and funding all facility work needed (including but not limited to electrical work, mill work and podium installation), complete cable requirements (including any cable installation and labor costs, but excluding the cost of any equipment such as data circuit lines, terminals and the cabling), and airport approvals.  Each party’s IS hardware responsibilities are set forth on Attachment A to Appendix G attached hereto and incorporated herein by reference.

•      Northwest IS (Project Coordination) will be responsible for coordinating the approved data communication hardware/software.

•      Northwest IS (Project Coordination) requires 60 to 90 day lead times after Northwest IS (Project Coordination) receives approval for the project.

Pricing:

Northwest will provide the Project Coordination Services to Pinnacle during the term of this Agreement at no cost.

Attachment A to Appendix G

Pinnacle Station Requirements

IS Hardware	Responsible Party

Tkt. Counter
PC w/monitor	nwa
Key w/ccr	nwa
Bagtag	nwa
ATB	nwa
SSD	nwa
Electrical	9e
TAR
PC w/monitor	nwa
Admin Prtr	nwa
Air Bill prtr	nwa
Electrical	9e
Gate
PC w/monitor	nwa
Keyboard wo/CCR	nwa
ATB	nwa
Admin Prtr	nwa
Tkt Reader	nwa
Electrical	9e
Comm Room
Communication Cab	nwa
DSU/CSU	nwa
Router	nwa
Switch	nwa
D-Marc extended	9e
T1	nwa
Electrical	9e
Misc.
Cables-prtr,monitor,
readers	nwa
Patch cords	nwa
Gender Changers	nwa
Network/Cat-5 Cabling	9e
Patch panel	nwa
Customer Service
Tkt Counter Insert	9e
Podium or insert	9e
Signage	9e
Office equipment	9e
Mgr PC w/monitor	9e
modem	9e
Mgr prtr	9e
telephones	9e
telco service	9e
Internal Phone wiring	9e
Radio Equipment	9e

Appendix H

Other Services

None specified.

Pricing:

N/A

Appendix I

Service Level Agreement

The following descriptions are Northwest standard levels of service.  Such standard levels of service may be modified from time-to-time.  Northwest shall provide Pinnacle Airlines with written notification of any such modifications.

In the event that a service level is not met, Pinnacle Airlines has the right to escalate support issues to a higher level of management at Northwest.  Should a particular application require service levels that exceed these, those exceptions are delineated on the other Appendices to this Agreement.  Those unique service items will supersede the following.

1.     Schedule Availability:  The operational window for mainframe IBM/UNISYS is 7 day by 24 hours 99.7% of the time, including scheduled downtime. Where additional application outages (i.e., DB loads, batch processing, back-ups) are defined by the application implementation design, these hours will also not be included in the net scheduled availability hours for that application.

During an outage window, the customers will not have access to the system. Should the customers need access to the system during the scheduled outage windows, the customers may arrange in advance the movement of the outage period. Otherwise, the customers’ access to the application will be removed during this time.

2.     Output Delivery:  Output delivery includes all types of output such as printed reports, batch files, online files and microfiche.  The specific outputs and time of delivery are defined by the customer and Northwest.  This output information is programmed into the corporate scheduling system with the appropriate information.  If deadlines are not met, the system will notify the appropriate staff within Northwest.  The support person will ensure the output is delivered to the customer.

3.     Restoral:  For applications having airline affecting problems (severity level 1), once recorded by the Northwest Help Desk, Northwest is committed to having the systems back up and operational in less than 4 hours 95% of the time. For severity level 2 problems, once reported to the Help Desk, NWA will ensure that the application will be back up and operational in less than 24 hours 80% of the time.  For severity level 3 problems, 70% in less than 48 hours.  Further, NWA will take reasonable action as needed to provide immediate recovery of the application, as well as providing a long-term permanent solution following service recovery.  Throughout the outage, NWA coverage personnel will keep the customers informed of ongoing events as they are resolving the application problems.

4.     Project Delivery:  Due dates for projects and installations (adds, moves and changes) are prenegotiated between Northwest and the customer.  This performance is tracked and reported against Northwest’s service level goals (90% by due dates).  Changes to these dates requested by the customer are considered new target dates.  Those changes requested by Northwest are considered modifications to the original dates.  In this latter case, the original dates remain the target with a footnote stating the modified dates.

5.     Response Time:  For computer transactions, response times are frequently dependent upon the specific application.  NWA is committed to provide computing and network capacity to insure that 85% of Flight Operations transactions are processed within 2 seconds for those networks controlled by NWA.  However, for those more complex transactions which involve the use of significant computing or network resources, exceptions to these normal service levels are specified in the attached application service levels.

6.     Notification of Service Interruption:  Notification will be sent to the appropriate people no less than 30 minutes prior to scheduled outages.  Currently, these notices are sent for mainframe outages only.

The Northwest Information Services staff is working toward incorporating both distributed and network outages to this notification process.

7.     Flight Ops Supported Products:  NWA I.S. will not be responsible for supporting SOC Applications.  This will be the responsibility of Operations Automation (Flight Ops Portfolio) Technical Staff.   NWA I.S. will be responsible for mainframe applications and communication connections to/from the Pinnacle Airlines SOC currently located in Memphis, Tenn.  Service level agreements currently in place at NWA will also be used as the standard for Pinnacle Airlines.

8.    Misc. Support Services/Processes:  An outage is defined as any time the Application or functionality is not responding or is not available. There is no preferred time for maintenance outages for any part of the Business Function.  However, if an outage must occur, it should be scheduled along with the standard NWA SOC Application preferred outage which is at 2200 MSP local time on a Saturday night.  Some of these applications are mission critical applications.

Although some application GUI’s are located on each ‘client’ workstations, the Servers, where the application ‘engine’ is located are located in MSP.  This means that there is a networking dependency between the two cities which includes dedicated lines from the Pinnacle SOC office to the NWA MSP offices. Northwest’s ability to provide networking services is dependent on and subject to the availability of A.T.& T. and/or the NWA I.S. Network Services.

Problem Reporting Process at Pinnacle;

Business Application not functional or not running on the workstation

•      Pinnacle SOC Customers will make every effort to contact an appropriate person designated by Pinnacle to help in resolving the issue/problem before escalating to NWA SOC LAN Administrator.  If no such person exists at Pinnacle, escalation will be an immediate call to NWA.

•      If Business Application not functional, the Pinnacle SOC Help Desk or Technical Representative will contact the NWA SOC Lan Administrator at phone (612) 727-9330.   The NWA SOC Lan Administrator will report status back to the Pinnacle Duty SOC Technical Representative at (901) 348-4280.

•      If the Business Application problem is due to NWA controlled infrastructure (systems and network) recovery will be within 1.5 hours (NWA/SOC agreement) of notification of problem 95% of the time.

(NWA Problem level guidelines: Level 1:  4 hrs 95% of the time;  Level 2: 24 hrs 80% of the time;  level 3: 48 hrs 75% of the time; Level 4: M-F 8A-5P.  Single item best effort.)

The following is used to schedule program loads or hardware/software down times.  This reflects the time that would have the least amount of impact to the flight operations.

Off-Peak Hours (most desirable for downtime) - Domestic
Sunday through Friday.

•	8:30 p.m. CST	- 6:30 a.m. CST.
Saturday
5:00 p.m. CST		- 10:00 a.m. CST

Peak Hours (not desirable for downtime) - Domestic
Monday through Friday.
•	6:30 a.m. CST	-	8:30 p.m. CST
Saturday
•	6:30 a.m. CST	-	5:00 p.m. CST
Sunday
•	10:00 a.m. CST	-	8:30 p.m. CST

The I.S. Primary Coverage is responsible for optimal management of the Network environment.  Tracking supporting utility software upgrades are also the responsibility of this group.   Any Business Application changes made to the production environment that could possibly affect the I.S. Network environment should be communicated via the I.S. standard Change Management process. It is the responsibility of the Network Planning and Consulting Analyst to notify NWA SOC and Pinnacle Airlines SOC of any impact.

Maintenance to hardware or network software that requires the Business Application to be unavailable will be scheduled during customer Off-Peak hours.  If this is not possible or practical, a time will be chosen that has the least overall impact to system performance. The outage should be communicated through the I.S. change management process before it occurs.   It is through this process that the NWA SOC Operations Automation and the Pinnacle SOC Help Desk is informed of such changes and is provided the opportunity to challenge any date or time.  It is the responsibility of Primary Coverage (or the Network Planning and Consulting Analyst) to notify NWA SOC Operations Automation and Pinnacle Airlines SOC of any impact.

Back up and recovery of the Business Applications and database.

Business Application Software and Database recovery is the responsibility of the NWA SOC Operations Automation Group and/or Jeppesen.  If there is a failure of any component of the Business Applications listed in this SLA Document, notify the NWA SOC Lan Administrator.

Appendix J

NWA SOC APPLICATIONS

Introduction:

NWA will provide Pinnacle Airlines the capability to access and use certain NWA SOC Applications or products.  These applications or products include;  Phone Book, Station Time, Reference Information (Sunrise/Sunset), Weather Graphics, ASD Pro, Calculator, Administrative Functions (Logoff, Chooser, Update References, Update Scripts, Change Password, Control Panels, Restart, and Turn Butt on Sound On), Tools (Telnet, Text Editor, Flight Plan DUI, Virtual PC (NT 4.0) and Microsoft Office 98), Help, Print Clipboard, World - WWW (Netscape or IE(choice)), IBM Access (Office Vision and Pars Command), Unisys Access - (Worldflight and CFT Systems).

Pricing:

Northwest will provide the SOC Applications specified herein to Pinnacle during the term of this Agreement at no cost.

Application/Product Specific SLA:

(See Appendix J1A))

Appendix J1A

Workstation / Navigator Business Applications

Pinnacle Airlines SOC

Service Measure

Pinnacle Airlines access to the following desktop Business products:  Phone Book, Station Time, Reference Information (Sunrise/Sunset), Weather Graphics, ASD Pro, Calculator, Administrative Functions (Logoff, Chooser, Update References, Update Scripts, Change Password, Control Panel, Restart and Turn Button Sound On), Tools (Telnet, Text Editor, Flight Plan GUI, Virtual PC (NT 4.0) and Microsoft Office 98), Help, Print Clipboard, World WWW  (Netscape or IE(choice)), IBM Terminal, Unisys Terminal.

Agreed Upon Standard

99.7% Delivered, 365 days a year. Not to exceed 3 hrs/month or two outages per month.

Qualifiers

If Pinnacle SOC loses any of the functionality listed in the Service Measure Section, Pinnacle is responsible for contacting the Pinnacle Airlines SOC Local Help Desk or Technical Representative at (901) 348-4280 to evaluate and determine the cause of the problem.  If unable to resolve the reported problem, the Pinnacle SOC Help Desk Representative will report the problem, with detailed information, to the NWA SOC Lan Administrator at (612) 727-9330. The NWA SOC Lan Administrator (or appropriate Ops Automation Staff Person)  will work with the Pinnacle Help Desk to resolve the problem.

Service Outages

Unscheduled outages

99.7% delivered, 365 days a year.  Not to exceed 3 hrs/month or two outages per month.

The Pinnacle Airlines SOC Help Desk Representative would contact the NWA SOC Lan Administrator as soon as possible after discovering an application or network outage.  The SOC LAN Administrator would investigate the problem and respond to Pinnacle Airlines as soon as possible with detailed information including an estimated time of service restoration.

If the NWA SOC Lan Administrator or someone from the NWA Operations Automation group discovers problem, the discoverer of the problem will notify the Pinnacle SOC Help Desk Representative by phone at (901) 348-4280 as soon as possible after discovering problem.

Planned outages

NWA SOC will notify Pinnacle Airlines SOC Representative of duration and will attempt to schedule per customer preferred times.

Notification will be sent via E-mail to kcollins@nwairlink.com, dwhite@nwairlink.com, jyoung@nwairlink.com and jpresnell@nwairlink.com.

Appendix K

SSI Operations Management System (OMS)

Products and Services

Introduction:

SSI and NWA will provide Pinnacle Airlines the following OMS products and services:

Subject to Section 2.01(A)(5) of this Agreement and to the extent applicable to the Regional Airline Services provided to Northwest by Pinnacle Airlines, Pinnacle will receive the OMS products and services specified in the License Agreement between Northwest and Scheduling Systems, Inc., dated May 14, 1997, as amended from time to time.

Pricing:

Northwest will provide Pinnacle with read only access to the SSI Operations Management System product at no cost.  In the event Pinnacle desires to use the OMS tool as an update device back to Worldflight, Pinnacle will negotiate a separate license agreement for the OMS product with SSI and Pinnacle will be responsible for any fees and/or charges in such separate agreement.

Application/Product Specific SLA:

(See Appendix K1A and SSI Contract)

Appendix K1A

SSI / OMS Products / Services

Service Measure

Pinnacle Airlines access to the current SSI / OMS Products.

Agreed Upon Standard

99.7% delivered, 365 days a year. Not to exceed 3 hrs/month or two outages per month.

Qualifiers

If Pinnacle SOC loses any of the functionality listed in the Service Measure Section, Pinnacle is responsible for contacting the Pinnacle Airlines SOC Local Help Desk or Technical Representative at (901) 348-4280 to evaluate and determine the cause of the problem.  If unable to resolve the reported problem, the Pinnacle SOC Help Desk Representative will report the problem, with detailed information, to the NWA I.S. Help Desk at  1 800 328-2283. The I.S. help desk representative will work with the Pinnacle Help Desk to resolve the problem.

Service Outages

Unscheduled outages

99.7% delivered, 365 days a year.  Not to exceed 3 hrs/month or two outages per month.

The Pinnacle Airlines SOC Help Desk Representative would contact the NWA I.S. Representative as soon as possible after discovering an application or network outage. The I.S. Help Desk Representative would investigate the problem and respond to Pinnacle Airlines as soon as possible with detailed information including an estimated time of service restoration.

If the NWA I.S. Help desk discovers problem, the discoverer of the problem will notify the Pinnacle SOC Help Desk Representative by phone at (901) 348-4280 as soon as possible after discovering problem.

Planned outages

NWA SOC will notify Pinnacle Airlines SOC Representative of duration and will attempt to schedule per customer preferred times. Notification will be sent via E-mail to kcollins@nwairlink.com, dwhite@nwairlink.com, jyoung@nwairlink.com and jpresnell@nwairlink.com.

Appendix L

Worldflight Products and Services

Introduction:

This Appendix sets forth the agreed upon standards for handling installations, maintenance, enhancement requests and technical requests for the Worldflight System.

Background;

The Worldflight system was purchased from United Airlines in 1987 to handle Northwest’s flight operations and now Pinnacle Airlines.  This system is written primarily in Fortran, and runs on Unisys 2200/600 hardware platform.  The Worldflight System is supported 24 hours per day, 7 days a week. This system provides mission critical flight operations computer servcies for Northwest and Pinnacle Airlines.

In order to provide a consistent support mechanism for the users, this document outlines the responsibilities for Worldflight in the following areas;  Technical support, Software maintenance, Database Maintenance, Feeds in/out of Worldflight, Enhancement Requests and Service goals.

Technical Support;

The Worldflight system contains many applications used by the SOC, POC, MEM W&B and Pinnacle Airlines and all of the stations serviced by Northwest and Pinnacle Airlines.  Support for this system is available 24 hours/day 7 days/week.  Support can be contacted by Operations Automation, the NWA computer Help Desk, or the Pinnacle Help Desk.

Operational Support;

The Worldflight I.S. applications support group is available via beeper at all times.  The programmer on call can be reached for any support issue 24 hours/day by the I.S. help desk.  This support includes both on-line transaction, and off-line batch processing.

User Application Support;

Procedural and functionality questions are handled by the Operations Automation group in Building F in MSP-NWA.  In the event that the Ops Automation support group is not available, the I.S. support person on call will attempt to contact the proper user group, or answer the functionality questions, if possible.  All procedural questions need to be answered by the user group.

Software Maintenance;

The standard program load time(s) for the Worldflight system are;  Tuesday, Wednesday, and Thursday at 8:30am.  Non-Standard load times can be scheduled at the users’s request.  Emergency program loads can be done at any time that the coding change (fix) has been tested, and the problem cannot wait until the next scheduled load time.

Database Maintenance;

The applications programming group is responsible for the Database maintenance of the Worldflight System.  The loading, updating, and validation of the data entered into the Worldflight database is the responsibility of the user groups that the applications support.   Database maintenance does include, file sizing, and the repair of corrupted data that was caused due to programming errors.

Feeds in/out of Worldflight;

The Worldflight system supports communications with other systems with both real-time and batch traffic.

Real-Time Feeds out;

Worldflight provides real-time feeds to the following systems;  Acars - uplinks, CFT - Corporate Flight

Times, CMS - Crew Management (NWA), Cargo, MSG - TTY traffic, Sceptre - Aircraft Maintenance (NWA), Ramp/Fids - Gate Managemnet, Worldspan - Reservations / Common use, and ODB - Operations Database.

Batch Feeds Out;

Worldflight has the following batch feeds out;  Stats - statistics, Mapper - Fuel Usage (NWA only), Worldspan - Microfiche.

Real-time feeds in;

Worldflight is updated by the following systems;  Acars - downlinks, MSG - TTY traffic, Sceptre - Aircraft Maintenance, Worldspan - Pass/Bag information, and ODB - Operations Database.

Batch feeds in;

Batch file feeds into Worldflight;  Schedules - Airflight System, Aircraft Performance Data (via TSO).

Enhancement Requests;

Enhancement requests are requests for new funtionality, or requests for cosmetic changes with the functionality remaining the same.  These requests will require a Computer Service Request (CSR), and need to be submitted to the Operations Automation group for evaluation and priority assignment.

Service Goals;

The following will be measured and available on request;  System Availability/Outages, Transaction Response Time, and Reliability of Outgoing Feed.

Pricing:

Northwest will provide the Worldflight products and services specified herein to Pinnacle during the term of this Agreement at no cost.

Application/Product Specific SLA:

(See Appendix L1A)

Appendix L1A

Worldflight Products / Services

Service Measure

System Availability - This measurement is the availability of the hardware and software within the Building J computer center.  Outages of the various pieces affecting Worldflight availability are cumulative - that is, an outage to a communications front-end (that affects Worldflight users) is counted as a Worldflight availability outage.   This measurement is not the end-to-end availability to the agent or customer at a terminal in the field.  Future monitoring tools may provide an end-to-end measurement.

Transaction Response Time -

This measurement is the mainframe existence time of selected Worldflight transactions. This measurement is not the end-to-end availability to the agent or customer at a terminal in the field.  Future monitoring tools may provide an end-to-end measurement. The selected transactions are those transactions within Flifo and Weight and Balance which are interactively used by the customer.  Capacity planning has the list of transactions. Note that a future refinement of the response time goal is to measure the response time during periods of stress, such as bad-weather-related massive flight diversions.  It is particularly important to have quick response times during these stress situations.  The selected Flifo and Weight and Balance transactions are the appropriate transactions to be measured during stress times.

Outgoing Feed - This measurement is the reliability of the daily feed to Stats.  After Stats receives the Worldflight feed, the Stats IMPACT job is run.   Note that the IMPACT completion is already being measured - when IMPACT does not complete by 6am, a severity 2 Info/Man record is generated.  While measuring IMPACT completion is only an indirect measure of Worldflight outgoing feed reliability, IMPACT completion is chosen as the measure because a direct measurement is not in place.  Future refinements of the ‘outgoing feed reliability’ goal will be to measure directly the completion of multiple Worldflight feeds.

Agreed Upon Standard

99.5% Delivered, 365 days a year. Not to exceed 3 hrs/month or two outages per month.

The goal is response time (measured within the mainframe) of less than 1.5 seconds for the selcted Worldflight transactions averaged over one month periods.

The goal is completion of the IMPACT job by 6am at least 90% of the days.

Qualifiers

If Pinnacle SOC loses any of the functionality listed in the Service Measure Column (Worldflight Functions), the Pinnacle customer is responsible for contacting the Pinnacle Airlines SOC Local Help Desk or Technical Representative at (901) 348-4280 to evaluate and determine the cause of the problem.  If unable to resolve the reported problem, the Pinnacle SOC Help Desk Representative will report the problem, with detailed information, to the Worldflight Help Desk at 1 800 243-5769 or the NWA Information Services (I.S.) Help Desk at 1 800 328-2283. The NWA Worldflight or I.S. Help Desk representative will work with the Pinnacle Help Desk to resolve the problem.

Worldflight Service Outages

Unscheduled outages

99.7% delivered, 365 days a year.  Not to exceed 3 hrs/month or two outages per month.

The Pinnacle Airlines SOC Help Desk Representative would contact the NWA Worldflight Help Desk at 1 800 243-5769 as soon as possible after discovering an application outage.  The Help Desk Representative would investigate the problem and respond to Pinnacle Airlines as soon as possible with detailed information including an estimated time of service restoration or what action items are being taken to resolve the problem.

Planned outages

A NWA Worldflight Help Desk Representative will notify Pinnacle Airlines SOC Representative of duration and will attempt to schedule per customer preferred times. Notification will be sent via E-mail to kcollins@nwairlink.com, dwhite@nwairlink.com, jyoung@nwairlink.com and jpresnell@nwairlink.com.